Exhibit 23.2

                       [LETTERHEAD OF MALONEBAILEY, LLP]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated December 4, 2012 with respect to the audited balance sheet of Translation Group, Inc. (a development stage company) (the "Company") as of October 31, 2012, and the related statements of expenses, changes in stockholders' equity and cash flows for the period from August 28, 2012 (inception) through October 31, 2012.

We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ MaloneBailey, LLP
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MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

December 19, 2012